Exhibit 99.1

THE WENDY’S COMPANY REPORTS FIRST-QUARTER 2014 RESULTS

COMPANY-OPERATED SAME-RESTAURANT SALES INCREASE 1.3%

ADJUSTED EBITDA INCREASES 13% TO $87.3 MILLION;

ADJUSTED EPS INCREASES FROM $0.03 TO $0.07

IMAGE ACTIVATION PACE ACCELERATING; ON TRACK FOR AT LEAST 410 NEW AND

REIMAGED SYSTEMWIDE RESTAURANTS IN 2014

COMPANY REAFFIRMS 2014 ADJUSTED EBITDA AND ADJUSTED EPS OUTLOOK,

LONG-TERM GUIDANCE

DUBLIN, Ohio (May 8, 2014) – The Wendy’s Company (NASDAQ: WEN) today reported unaudited results for the first quarter ended March 30, 2014.

“I’m pleased to report continued progress with Wendy’s brand transformation,” President and Chief Executive Officer Emil Brolick said. “Our Image Activation initiative is accelerating, bringing to life our ‘A Cut Above’ brand position for consumers in a powerful way. Our product initiatives are successfully leveraging our brand heritage of quality and innovation and are distinguishing Wendy’s in the marketplace. With the implementation of mobile payment, we have taken another step to connect with millennial consumers. It is also very rewarding to be able to report solid results in the face of a tough winter and an intensely competitive market.

“Based on our results through early May, we are reaffirming our 2014 Adjusted EBITDA and Adjusted Earnings Per Share outlook,” Brolick said. “We also remain confident in our long-term outlook, as momentum in our core business is strong and the economic foundation of our system optimization strategy is delivering positive results.”

See “Disclosure Regarding Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP measures included herein (i.e., Adjusted EBITDA and Adjusted Earnings Per Share).

First-Quarter 2014 Summary

•	Company-operated same-restaurant sales increased 1.3 percent, on top of a 1.0 percent increase last year. The 2014 same-restaurant sales increase resulted primarily from successful product promotions and increased customer traffic at Image Activation restaurants. Company-operated same-restaurant sales improved more than 500 basis points during the second half of the quarter compared to the first half, as the impact of severe weather conditions lessened. The 2013 disengagement of breakfast operations in certain restaurants also had a negative impact of approximately 40 basis points on first-quarter 2014 same-restaurant sales. The Easter holiday shift into the second quarter had a slight positive impact on first-quarter 2014 same-restaurant sales.

•	Franchise North America same-restaurant sales increased 0.6 percent in the first quarter of both 2014 and 2013. The primary reason for the differential between Company-operated and franchise same-restaurant sales is a higher number of Image Activation Company-operated restaurants in operation.

•	Consolidated revenues were $523.2 million compared to $603.7 million last year. The decrease resulted from lost revenue following the disposition of 418 Company-operated restaurants as part of the Company’s system optimization initiative, partially offset by same-restaurant sales growth, as well as increases in technical assistance fees, rental income and franchise royalties.

•	North America Company-operated restaurant margin was 13.1 percent, an increase of 30 basis points compared to 12.8 percent last year. The margin increase was primarily the result of same-restaurant sales growth.

•	General and administrative expense was $70.4 million, compared to $65.3 million last year. The increase resulted primarily from higher equity compensation expense and consulting fees related to the Company’s international growth strategy, partly offset by cost savings related to the Company’s system optimization initiative.

•	Adjusted EBITDA was $87.3 million, an increase of 13.0 percent compared to $77.3 million last year. The first-quarter 2014 results include a gain of $12.1 million, which includes an $8.6 million gain on the sale of restaurants and a gain on the sale of surplus properties. The Company expects that gains and losses on the sale of restaurants and other assets will recur over time, with the net impact affecting the “Other operating (income) expense, net” line of the income statement.

•	Operating profit was $89.0 million, compared to $22.5 million last year. Significant items impacting first-quarter 2014 operating profit include the gain on the sale of assets mentioned above, in addition to a $44.0 million net gain from the Company’s system optimization initiative. Significant items affecting first-quarter 2013 operating profit include a $3.0 million facilities action charge (primarily due to the relocation of the Company’s Atlanta Restaurant Support Center to Dublin).

•	Net income was $46.3 million, compared to $2.1 million last year, an increase of $44.2 million, despite the impact of a $33.1 million year-over-year increase in income tax expense. First-quarter 2014 net income benefited from an $8.0 million year-over-year reduction in interest expense as a result of the Company’s 2013 debt restructuring.

•	Adjusted Earnings Per Share were $0.07, compared to $0.03 last year.

•	Earnings per share were $0.12, compared to $0.01 last year.

“Our strong first-quarter results reflect the implementation of our Recipe to Win and the elements of our Growth Pyramid, including North America Same-Restaurant Sales Growth, Image Activation and Restaurant Ownership Optimization,” Brolick said. “In our commitment to increase the relevance of the Wendy’s brand and improve our economic model, we anticipate that the purchase and sale of Wendy’s restaurants and other assets will continue to be part of our growth optimization strategy going forward.”

On Track for At Least 410 New and Reimaged Systemwide Restaurants in 2014

The Wendy’s system completed or initiated more than 200 Image Activation reimages of Company-operated and franchise-operated restaurants in 2013 and expects to nearly double the pace in 2014, with the reimaging of 200 Company-operated restaurants and 150 to 200 franchise-operated restaurants. The Company also expects 15 new Company-operated Image Activation restaurants and 45 new franchise-operated Image Activation restaurants in 2014. The Company continues to target the implementation of Image Activation in 85 percent of its Company-operated restaurants and 35 percent of the North America system by the end of 2017.

Company Reaffirms 2014 Adjusted EBITDA and Adjusted EPS Outlook, Long-Term Guidance

For 2014, the Company expects Adjusted EBITDA of $390 million to $400 million, an increase of 6 to 9 percent compared to 2013. The Company also expects Adjusted Earnings Per Share of $0.34 to $0.36.

Estimated 2014 Adjusted Earnings Per Share excludes approximately $40 million of anticipated pretax depreciation for existing assets that the Company expects to replace as part of the Image Activation initiative. The Company expects its total 2014 depreciation and amortization expense to decrease approximately 10 percent compared to 2013, including the impact of accelerated depreciation in both years, primarily as a result of the Company’s system optimization initiative. Also included in the Company’s 2014 outlook are the following assumptions:

•	Average same-restaurant sales growth of 2.5 to 3.5 percent at Company-operated restaurants.

•	A reduction in interest expense of approximately $15 million, resulting from the Company’s 2013 debt restructuring.

•	Capital expenditures of $280 to $290 million, including approximately $215 million for Company-operated Image Activation restaurants.

The Company now expects Company-operated restaurant margin in a range of 16.3 to 16.8 percent, compared to its previous guidance of 16.8 to 17.0 percent, due to the revised outlook for an increase in year-over-year commodity costs, with higher-than-expected beef costs, primarily in the second and third quarters.

The Company has identified and expects to realize $30 million of annualized reductions in General and administrative expense from its system optimization initiative. The Company expects higher equity compensation expense to partially offset these savings.

Due to the impact of changes in New York state tax law, as well as the impact of the system optimization initiative, the Company now expects an effective tax rate of 38 to 40 percent for 2014.

The Company also reaffirms its previous long-term outlook of high-single-digit to low-double-digit Adjusted EBITDA growth, as well as mid-teens Adjusted Earnings Per Share growth. This guidance includes the expectation for annual same-restaurant sales growth of at least 3 percent beginning in 2015. The outlook also includes:

•	Adjusted EBITDA growth in the high single digits from 2014 through 2016, when Company-operated Image Activation activity peaks, resulting in an increase in lost operating weeks and a temporary increase in growth-oriented capital.

•	Adjusted EBITDA growth in the low double digits beginning in 2017, when the number of Company-operated Image Activation restaurants exceeds the number under construction.

Presentation and Webcast Scheduled for 10 a.m. Today, May 8

The Company will host a conference call today at 10 a.m. ET, with a simultaneous webcast from the Investors section of the Company’s website at www.aboutwendys.com. The live conference call will be available at (877) 572-6014 or, for international callers, at (281) 913-8524. An archived webcast with the accompanying slides will be available on the Company’s website at www.aboutwendys.com.

Forward-Looking Statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). In addition, all statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism, or security breaches of the Company’s computer systems;

(9)	the effects of negative publicity that can occur from increased use of social media;

(10)	the availability of suitable locations and terms for the development of new restaurants;

(11)	risks associated with the Image Activation program;

(12)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(13)	changes in debt, equity and securities markets;

(14)	goodwill and long-lived asset impairments;

(15)	changes in interest rates;

(16)	expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement;

(17)	the difficulty in predicting the future effects of the Company’s system optimization initiative to the Company’s earnings, restaurant operating margin, cash flow and depreciation; and

(18)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission (the SEC), including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants in accordance with the Company’s expectations.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted Earnings Per Share, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA and Adjusted Earnings Per Share provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA and Adjusted Earnings Per Share are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate Adjusted EBITDA and Adjusted Earnings Per Share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way The Wendy’s Company calculates such measures and should not be considered as alternative measures of net income or earnings per share.

Because certain income statement items needed to calculate net income vary from quarter to quarter, the Company is unable to provide projections of net income or earnings per share, or a reconciliation of projected Adjusted EBITDA to projected net income or projected Adjusted Earnings Per Share to projected earnings per share. The Company’s presentation of Adjusted EBITDA and Adjusted Earnings Per Share does not replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes more than 6,500 franchise and Company-operated restaurants in the United States and 28 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Investor Contact:

David D. Poplar

Vice President of Investor Relations

(614) 764-3311

david.poplar@wendys.com

Media Contact:

Bob Bertini

Senior Director of Media Relations

(614) 764-3327

bob.bertini@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three Month Periods Ended March 30, 2014 and March 31, 2013

(In Thousands Except Per Share Amounts)

	Three Months
	2014	2013
	(Unaudited)
Revenues:
Sales	$432,630	$530,673
Franchise revenues	90,566	73,009

	523,196	603,682

Costs and expenses:
Cost of sales	374,190	460,828
General and administrative	70,366	65,310
Depreciation and amortization	42,021	51,797
Facilities action (income) charges, net	(44,033)	3,038
Impairment of long-lived assets	332	—
Other operating (income) expense, net	(8,694)	245

	434,182	581,218

Operating profit	89,014	22,464
Interest expense	(12,994)	(20,964)
Other income (expense), net	523	(2,271)

Income (loss) before income taxes	76,543	(771)
(Provision for) benefit from income taxes	(30,240)	2,904

Net income	$46,303	$2,133

Basic and diluted net income per share	$0.12	$0.01

Number of shares used to calculate basic income per share	381,551	392,498

Number of shares used to calculate diluted income per share	389,352	395,694

	March 30, 2014	December 29, 2013
	(Unaudited)	(Audited)
Balance Sheet Data:
Cash and cash equivalents	$384,695	$580,152
Total assets	4,154,077	4,363,040
Long-term debt, including current portion	1,461,570	1,463,828
Total stockholders’ equity	1,723,154	1,929,486

Reconciliation of Adjusted EBITDA to Net Income

(In Thousands)

(Unaudited)

	Three Months
	2014	2013
Adjusted EBITDA	$87,334	$77,299
(Less) plus:
Depreciation and amortization	(42,021)	(51,797)
Facilities action (income) charges, net	44,033	(3,038)
Impairment of long-lived assets	(332)	—

Operating profit	89,014	22,464

Interest expense	(12,994)	(20,964)
Other income (expense), net	523	(2,271)

Income (loss) before income taxes	76,543	(771)
(Provision for) benefit from income taxes	(30,240)	2,904

Net income	$46,303	$2,133

Reconciliation of Adjusted Income and Adjusted Earnings Per Share to

Net Income and Earnings Per Share

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months
	2014		2013
		Per share		Per share
Adjusted income and adjusted earnings per share	$26,249	$0.07	$13,101	$0.03

Plus (less):
Facilities action (income) charges, net	26,156	0.07	(1,900)	(0.00)
Depreciation of assets that will be replaced as part of the Image Activation initiative	(5,897)	(0.02)	(9,068)	(0.02)
Impairment of long-lived assets	(205)	(0.00)	—	—

Total adjustments	20,054	0.05	(10,968)	(0.02)

Net income	$46,303	$0.12	$2,133	$0.01